Exhibit 99.1

For Immediate Release	April 24, 2024

LANDSTAR SYSTEM REPORTS

FIRST QUARTER REVENUE OF $1.171B AND

EARNINGS PER SHARE OF $1.32

Jacksonville, FL - Landstar System, Inc. (NASDAQ: LSTR) (“Landstar” or the “Company”) today reported basic and diluted earnings per share (“EPS”) of $1.32 in the 2024 first quarter on revenue of $1.171 billion. Landstar also announced today that its Board of Directors declared a quarterly dividend of $0.33 per share payable on May 24, 2024, to stockholders of record as of the close of business on May 8, 2024.

“It’s been a privilege to join Landstar and work alongside our customers, independent agents, BCOs, employees and the Board. The Landstar team performed admirably in a challenging freight environment as both the number of loads hauled via truck and revenue per load on loads hauled via truck exceeded the high-end of the Company’s guidance issued in our 2023 fourth quarter earnings release,” said Landstar President and Chief Executive Officer Frank Lonegro. “The Company is laser-focused on supporting our network of small business owners and executing on our strategic growth initiatives and technology enhancements. We are excited about the future, the new leadership structure of our sales organization and the strength of our balance sheet. Landstar is well positioned to capitalize when freight fundamentals improve. On tomorrow’s earnings call, we look forward to discussing first quarter earnings and providing second quarter guidance, which will be included within the slide presentation that accompanies the call.”

	1Q 2024	1Q 2023
Revenue	$1,171,043	$1,435,675
Gross profit	$113,902	$152,948
Variable contribution	$168,240	$208,706
Operating income	$59,961	$101,284
Basic and diluted earnings per share	$1.32	$2.17

(1)	Dollars above in thousands, except per share amounts
(2)	Please refer to the Consolidated Statements of Income and Reconciliation of Gross Profit to Variable Contribution included below

LANDSTAR SYSTEM/ 2

Truck transportation revenue hauled by independent business capacity owners (“BCOs”) and truck brokerage carriers in the 2024 first quarter was $1,068.9 million, or 91% of revenue, compared to $1,323.7 million, or 92% of revenue, in the 2023 first quarter. Truckload transportation revenue hauled via van equipment in the 2024 first quarter was $628.3 million, compared to $755.1 million in the 2023 first quarter. Truckload transportation revenue hauled via unsided/platform equipment in the 2024 first quarter was $343.0 million, compared to $377.6 million in the 2023 first quarter. Revenue from other truck transportation, which is largely related to power-only services, in the 2024 first quarter was $72.0 million, compared to $159.5 million in the 2023 first quarter. Revenue hauled by rail, air and ocean cargo carriers was $76.8 million, or 7% of revenue, in the 2024 first quarter, compared to $86.8 million, or 6% of revenue, in the 2023 first quarter.

While the number of loads hauled via truck declined 13% and truck revenue per load declined 7% in the 2024 first quarter as compared to the 2023 first quarter, each performed slightly better than the high end of the Company’s expectations as set forth in its previously issued guidance. On a sequential basis as compared to the 2023 fourth quarter, the number of loads hauled via truck and truck revenue per load in the 2024 first quarter each outperformed historical, pre-pandemic patterns.

Gross profit in the 2024 first quarter was $113.9 million and variable contribution (defined as revenue less the cost of purchased transportation and commissions to agents) in the 2024 first quarter was $168.2 million. Gross profit in the 2023 first quarter was $152.9 million and variable contribution in the 2023 first quarter was $208.7 million. Reconciliations of gross profit to variable contribution and gross profit margin to variable contribution margin for the 2024 and 2023 first quarters are provided in the Company’s accompanying financial disclosures.

The Company’s balance sheet continues to be very strong, with cash and short term investments of approximately $530 million as of March 30, 2024. Trailing twelve month return on average shareholders’ equity was 23%, and return on invested capital, representing net income divided by the sum of average equity plus average debt, was 22%.

LANDSTAR SYSTEM/ 3

Landstar will provide a live webcast of its quarterly earnings conference call tomorrow morning at 8:00 a.m. ET. To access the webcast, visit www.investor.landstar.com; click on “Investor Relations” and “Webcasts,” then click on “Landstar’s First Quarter 2024 Earnings Release Conference Call.”

Contact:

Jim Todd

Chief Financial Officer

904-398-9400

About Landstar:

Landstar System, Inc., is a technology-enabled, asset-light provider of integrated transportation management solutions delivering safe, specialized transportation services to a broad range of customers utilizing a network of agents, third-party capacity providers and employees. Landstar transportation services companies are certified to ISO 9001:2015 quality management system standards and RC14001:2015 environmental, health, safety and security management system standards. Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.

Non-GAAP Financial Measures:

In this earnings release and accompanying financial disclosures, the Company provides the following information that may be deemed a non-GAAP financial measure: variable contribution and variable contribution margin. The Company believes variable contribution and variable contribution margin are useful measures of the variable costs that we incur at a shipment-by-shipment level attributable to our transportation network of third-party capacity providers and independent agents in order to provide services to our customers. The Company also believes that it is appropriate to present each of the financial measures that may be deemed a non-GAAP financial measure, as referred to above, for the following reasons: (1) disclosure of these matters will allow investors to better understand the underlying trends in the Company’s financial condition and results of operations; (2) this information will facilitate comparisons by investors of the Company’s results as compared to the results of peer companies; and (3) management considers this financial information in its decision making.

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Forward Looking Statements Disclaimer:

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements”. This press release contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies and expectations. Terms such as “anticipates,” “believes,” “estimates,” “intention,” “expects,” “plans,” “predicts,” “may,” “should,” “could,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: the impact of the Russian conflict with Ukraine on the operations of certain independent commission sales agents, including the Company’s largest such agent by revenue in the 2023 fiscal year; an increase in the frequency or severity of accidents or other claims; unfavorable development of existing accident claims; dependence on third party insurance companies; dependence on independent commission sales agents; dependence on third party capacity providers; decreased demand for transportation services; U.S. trade relationships; substantial industry competition; disruptions or failures in the Company’s computer systems; cyber and other information security incidents; dependence on key vendors; potential changes in taxes; status of independent contractors; regulatory and legislative changes; regulations focused on diesel emissions and other air quality matters; regulations requiring the purchase and use of zero-emission vehicles; intellectual property; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10-K for the 2023 fiscal year, described in Item 1A Risk Factors, and in other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

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Landstar System, Inc. and Subsidiary

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Thirteen Weeks Ended
	March 30, 2024	April 1, 2023
Revenue	$1,171,043	$1,435,675
Investment income	3,412	1,368
Costs and expenses:
Purchased transportation	905,521	1,101,294
Commissions to agents	97,282	125,675
Other operating costs, net of gains on asset sales/dispositions	14,859	12,378
Insurance and claims	26,268	27,647
Selling, general and administrative	56,422	53,567
Depreciation and amortization	14,142	15,198

Total costs and expenses	1,114,494	1,335,759

Operating income	59,961	101,284
Interest and debt (income) expense	(1,611)	(726)

Income before income taxes	61,572	102,010
Income taxes	14,476	23,815

Net income	$47,096	$78,195

Basic and diluted earnings per share	$1.32	$2.17

Average basic and diluted shares outstanding	35,750,000	35,982,000

Dividends per common share	$0.33	$0.30

LANDSTAR SYSTEM/ 6

Landstar System, Inc. and Subsidiary

Consolidated Balance Sheets

(Dollars in thousands, except per share amounts)

(Unaudited)

	March 30, 2024	December 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$467,671	$481,043
Short-term investments	62,781	59,661
Trade accounts receivable, less allowance of $11,764 and $11,738	723,841	743,762
Other receivables, including advances to independent contractors, less allowance of $14,310 and $14,010	40,535	43,339
Other current assets	15,540	24,936

Total current assets	1,310,368	1,352,741

Operating property, less accumulated depreciation and amortization of $442,898 and $436,682	279,552	284,300
Goodwill	42,381	42,275
Other assets	113,540	122,530

Total assets	$1,745,841	$1,801,846

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Cash overdraft	$51,674	$61,541
Accounts payable	384,267	395,980
Current maturities of long-term debt	26,730	27,876
Insurance claims	40,683	41,825
Dividends payable	—	71,433
Other current liabilities	86,318	76,569

Total current liabilities	589,672	675,224

Long-term debt, excluding current maturities	38,496	43,264
Insurance claims	59,668	58,922
Deferred income taxes and other non-current liabilities	40,094	40,513
Shareholders’ equity:
Common stock, $0.01 par value, authorized 160,000,000 shares, issued 68,547,553 and 68,497,324	685	685
Additional paid-in capital	254,192	254,642
Retained earnings	2,818,939	2,783,645
Cost of 32,785,515 and 32,780,651 shares of common stock in treasury	(2,049,070)	(2,048,184)
Accumulated other comprehensive loss	(6,835)	(6,865)

Total shareholders’ equity	1,017,911	983,923

Total liabilities and shareholders’ equity	$1,745,841	$1,801,846

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Landstar System, Inc. and Subsidiary

Supplemental Information

(Unaudited)

	Thirteen Weeks Ended
	March 30, 2024	April 1, 2023
Revenue generated through (in thousands):
Truck transportation
Truckload:
Van equipment	$628,304	$755,083
Unsided/platform equipment	343,045	377,564
Less-than-truckload	25,617	31,558
Other truck transportation (1)	71,966	159,503

Total truck transportation	1,068,932	1,323,708
Rail intermodal	22,695	25,657
Ocean and air cargo carriers	54,074	61,093
Other (2)	25,342	25,217

	$1,171,043	$1,435,675

Revenue on loads hauled via BCO Independent Contractors (3) included in total truck transportation	$452,561	$519,526
Number of loads:
Truck transportation
Truckload:
Van equipment	299,014	331,954
Unsided/platform equipment	117,947	127,572
Less-than-truckload	40,233	46,192
Other truck transportation (1)	33,526	58,062

Total truck transportation	490,720	563,780
Rail intermodal	7,150	7,760
Ocean and air cargo carriers	8,720	8,440

	506,590	579,980

Loads hauled via BCO Independent Contractors (3) included in total truck transportation	208,740	232,550
Revenue per load:
Truck transportation
Truckload:
Van equipment	$2,101	$2,275
Unsided/platform equipment	2,908	2,960
Less-than-truckload	637	683
Other truck transportation (1)	2,147	2,747
Total truck transportation	2,178	2,348
Rail intermodal	3,174	3,306
Ocean and air cargo carriers	6,201	7,239
Revenue per load on loads hauled via BCO Independent Contractors (3)	$2,168	$2,234
Revenue by capacity type (as a % of total revenue):
Truck capacity providers:
BCO Independent Contractors (3)	39%	36%
Truck Brokerage Carriers	53%	56%
Rail intermodal	2%	2%
Ocean and air cargo carriers	5%	4%
Other	2%	2%

	March 30, 2024	April 1, 2023
Truck Capacity Providers
BCO Independent Contractors (3)	8,619	9,996

Truck Brokerage Carriers:
Approved and active (4)	45,919	61,771
Other approved	26,320	30,893

	72,239	92,664

Total available truck capacity providers	80,858	102,660

Trucks provided by BCO Independent Contractors (3)	9,410	10,809

(1)

Includes power-only, expedited, straight truck, cargo van, and miscellaneous other truck transportation revenue generated by the transportation logistics segment. Power-only refers to shipments where the Company furnishes a power unit and an operator but not trailing equipment, which is typically provided by the shipper or consignee.

(2)	Includes primarily reinsurance premium revenue generated by the insurance segment and intra-Mexico transportation services revenue generated by Landstar Metro.
(3)	BCO Independent Contractors are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.
(4)	Active refers to Truck Brokerage Carriers who moved at least one load in the 180 days immediately preceding the fiscal quarter end.

LANDSTAR SYSTEM/ 8

Landstar System, Inc. and Subsidiary

Reconciliation of Gross Profit to Variable Contribution

(Dollars in thousands)

(Unaudited)

	Thirteen Weeks Ended
	March 30, 2024	April 1, 2023
Revenue	$1,171,043	$1,435,675
Costs of revenue:
Purchased transportation	905,521	1,101,294
Commissions to agents	97,282	125,675

Variable costs of revenue	1,002,803	1,226,969
Trailing equipment depreciation	6,897	8,369
Information technology costs (1)	5,804	6,751
Insurance-related costs (2)	26,778	28,260
Other operating costs	14,859	12,378

Other costs of revenue	54,338	55,758

Total costs of revenue	1,057,141	1,282,727

Gross profit	$113,902	$152,948

Gross profit margin	9.7%	10.7%
Plus: other costs of revenue	54,338	55,758

Variable contribution	$168,240	$208,706

Variable contribution margin	14.4%	14.5%

(1)

Includes costs of revenue incurred related to internally developed software including ASC 350-40 amortization, implementation costs, hosting costs and other support costs utilized to support the Company’s independent commission sales agents, third party capacity providers, and customers, included as a portion of depreciation and amortization and of selling, general and administrative in the Company’s Consolidated Statements of Income.

(2)

Primarily includes (i) insurance premiums paid for commercial auto liability, general liability, cargo and other lines of coverage related to the transportation of freight; (ii) the related cost of claims incurred under those programs; and (iii) brokerage commissions and other fees incurred relating to the administration of insurance programs available to BCO Independent Contractors that are reinsured by the Company, which are included in selling, general and administrative in the Company’s Consolidated Statements of Income.